Exhibit 1.13

COARI PARTICIPAÇÕES S.A.

Corporate Taxpayers’ Registry (CNPJ) No. 04.030.087/0001-09

Board of Trade (NIRE) No. 33.3.0027761-7

Publicly-Held Company

Minutes of the EXTRAORDINARY SHAREHOLDERS’ MEETINGS held on February 27,

2012, written in summary form, in accordance with Art. 130, paragraph 1 of Law No. 6,404/76

1. Place, Date and Time: Held at the headquarters of Coari Participações S.A. (the “Company”), located at Rua Humberto de Campos, no. 425, 8th floor, Leblon, in the City and State of Rio de Janeiro, on February 27, 2012, at 8:00 a.m.

2. Agenda: The shareholders present unanimously waived the reading of the agenda.

3. Call Notice: Call notice waived, pursuant to paragraph 4 of article 124 of Law No. 6,404/76.

4. Attendance: Shareholders representing all of the voting capital of the Company, according to the records and signatures in the Shareholders’ Attendance Record. Also in attendance were the Chief Financial Officer and Investor Relations Director of the Company, Alex Waldemar Zornig; Antonio Luiz Feijó Nicolau and Luiz Paulo Cesar Silveira, representing Apsis Consultoria Empresarial Ltda., (“Apsis”), with headquarters at Rua São José, 90 - group 1,802, in the City and State of Rio de Janeiro, registered with the Corporate Taxpayers’ Registry (CNPJ) under No. 27.281.922/0001-70 (“Apsis”); and Otávio Ramos Pereira and Marcelo Salvador, representing Deloitte Touche Tohmatsu Auditores Independentes (“Deloitte”). Also in attendance was Allan Kardec de Melo Ferreira, representing the Fiscal Council of the Company, pursuant to art. 164 of Law No. 6,404/76.

5. Chair: Chairman: Alex Waldemar Zornig; Secretary: Daniella Geszikter Ventura

6. Opinion of the Fiscal Council: The Fiscal Council of the Company, in Opinions issued on August 26, 2011 and January 18, 2012, opined favorably on the proposals for the partial Split-off of Telemar Norte Leste S.A. (“Telemar”) with the acquisition of the split off portion by the Company, and subsequent share exchange between Telemar and the Company, and the merger of the Company into Brasil Telecom S.A. (“BRT”), as well as on the approval of the respective Protocols and Justifications and other documents related to these corporate transactions.

COARI PARTICIPAÇÕES S.A.

Minutes of the Extraordinary Shareholders’ Meeting

February 27, 2012

7. Decisions: As proposed by the Chairman, the present shareholders unanimously decided to draft the minutes of this Extraordinary Shareholders’ Meeting in summary form, as well as its publication without the signatures of the shareholders present, pursuant to the terms of article 130 of Law No. 6,404/76. The shareholders present also unanimously waived the reading of the matters included in the agenda of this Meeting and related documents. The shareholders also unanimously decided to:

7.1. approve, after examination and discussion, the balance sheet of the Company as of June 30, 2011 (the “Base Date”), together with the report of the independent auditors.

7.2. ratify the appointment and hiring of Apsis, as qualified above, represented in the Meeting by Antonio Luiz Feijó Nicolau and Luiz Paulo Cesar Silveira, who were available to clarify any doubts of the shareholders present, which company produced valuation reports of (a) the split off portion, at book value, of Telemar to be merged into the Company; (b) shares issued by Telemar, at book value, to be merged into the Company; (c) the net assets of the Company and Telemar, at market prices, in compliance with the provisions of art. 264 of Law No. 6,404/76; (d) the net assets of the Company to be merged into BRT, at book value; and (e) the net assets of Telemar and the Company, and of the Company and BRT, at market prices, in compliance with the provisions of art. 264 of Law No. 6,404/76.

7.3. approve, after examination and discussion, without reservation or qualification, the valuation report of the split off portion of Telemar to be acquired by the Company, at book value, issued by Apsis, on the basis of the financial statements of Telemar as of the Base Date, which was endorsed by the Chairman and Secretary of the meeting and filed at the Company’s headquarters, a copy of which, after being endorsed by the Secretary, becomes an integral part of these minutes.

7.4. approve, after examination and discussion, without reservation or qualification, the valuation report of the shares issued by Telemar, at book value, to be acquired by the Company, issued by Apsis, on the basis of the financial statements of Telemar as of the Base Date, which was endorsed by the Chairman and Secretary of the meeting and filed at the Company’s headquarters, a copy of which, after being endorsed by the Secretary, becomes an integral part of these minutes.

7.5. approve, after examination and discussion, without reservation or qualification, the valuation report of the net assets of the Company and Telemar, at market prices, in accordance with art. 264 of Law No. 6,404/76, issued by Apsis, on the basis of the financial statements of the Company and Telemar as of the Base

COARI PARTICIPAÇÕES S.A.

Minutes of the Extraordinary Shareholders’ Meeting

February 27, 2012

Date, which was endorsed by the Chairman and Secretary of the meeting and filed at the Company’s headquarters, a copy of which, after being endorsed by the Secretary, becomes an integral part of these minutes.

7.6. approve, after examination and discussion, without reservation or qualification, the Protocol and Justification of the the Split-Off of Telemar Norte Leste S.A. with the Acquisition of the Split Off Portion by Coari Participações S.A. and Subsequent Share Exchange between Telemar Norte Leste S.A. and Coari Participações S.A., as well as all of its attachments and relevant documents, signed by the managements of Coari and the Company on August 26, 2011, which establishes the terms and conditions of the partial split-off of Telemar with the acquisition of the split off portion by the Company and subsequente share exchange between Telemar and the Company. The Protocol and Justification herein approved was endorsed by the Chairman and Secretary of the meeting and filed at the Company’s headquarters, a copy of which, after being endorsed by the Secretary, becomes an integral part of these minutes.

7.7. approve, without reservation or qualification, the partial split-off of Telemar and the acquisition of the split off portion by the Company, and subsequent share exchange between Telemar and the Company, pursuant to article 252 of Law No. 6,404/76, according to the terms and conditions established by the Protocol and Justification approved in item 7.6 above, which established the exchange ratios of one common share issued by the Coari for each common share issued by Telemar and one preferred share issued by the Coari for each class A or class B preferred share issued by Telemar (the “Split-Off/Share Exchange”), authorizing the São Paulo Stock Exchange (BM&FBOVESPA S.A. – Bolsa de Valores, Mercadorias e Futuros) and Banco do Brasil S.A., registrar of the shares of the Company and Telemar, to make the necessary adjustments so that at the completion of the Split-Off/Share Exchange, one share of Coari be attributed to each share of Telemar.

7.8. waive the amendment to the Bylaws of the Company, in light of the Split-Off/Share Exchange approved in item 7.6 above, being that the remaining items of the agenda relate to the merger of the Company into BRT with the subsequent extinction of the Company.

7.9. approve, after examination and discussion, without reservation or qualification, the valuation report of the net equity of the Company, at book value, to be merged into the BRT, issued by Apsis, on the basis of the financial statements of the Company as of the Base Date, which was endorsed by the Chairman and Secretary of the meeting and filed at the Company’s headquarters, a copy of which, after being endorsed by the Secretary, becomes an integral part of these minutes.

COARI PARTICIPAÇÕES S.A.

Minutes of the Extraordinary Shareholders’ Meeting

February 27, 2012

7.10. approve, after examination and discussion, without reservation or qualification, the valuation reports of net assets of the Company and BRT, at market prices, in compliance with the provisions of art. 264 of Law No. 6,404/76, issued by Apsis, on the basis of the financial statements of the Company and BRT as of the Base Date, which were endorsed by the Chairman and Secretary of the meeting and filed at the Company’s headquarters, copies of which, after being endorsed by the Secretary, become integral parts of these minutes.

7.11. approve, after examination, without reservation or qualification, the Protocol and Justification of the Merger of Coari Participações S.A. into Brasil Telecom S.A., as amended, as well as all of its attachments and relevant documents, signed by the managements of Coari and the Company on January 18, 2012, which establishes the terms and conditions of the merger of the Company into BRT. The Protocol and Justification herein approved was endorsed by the Chairman and Secretary of the meeting and filed at the Company’s headquarters, a copy of which, after being endorsed by the Secretary, becomes an integral part of these minutes.

7.12. approve, without reservation or qualification, the merger of the Company into BRT, with the extinction of the Company and the survival of BRT, pursuant to article 227 of Law No. 6,404/76, according to the terms and conditions established by the Protocol and Justification approved in item 7.10 above, which established the exchange ratios of 5.1149 common shares issued by BRT for each common share issued by the Company, 0.3904 common shares issued by BRT for each preferred share issue by the Company and 4.0034 preferred shares issued by BRT for each preferred share issued by the Company.

7.13. agree that, as a result of the transactions approved in items 7.7 and 7.12 above, the dissenting shareholders of common and preferred shares issued by the Company who held their positions uninterruptedly from the closing of trading on May 23, 2011 until the effective date of the withdrawal rights, as described in the Material Fact of May 24, 2011 and the Notice to the Market of November 14, 2011, will have the right to withdraw from the Company, by receiving a reimbursement amount of R$56.3622 per share, corresponding to the book value per share of the Company. Additional terms and conditions relating to the withdrawal rights will be released through Material Facts.

7.14. authorize the managers to perform all acts necessary to implement and formalize the transactions hereby approved, notably the actions that result from the extinction of the Company, including in connection with the registration of the Company with the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários – CVM).

COARI PARTICIPAÇÕES S.A.

Minutes of the Extraordinary Shareholders’ Meeting

February 27, 2012

8. Closing: Having nothing further to discuss, the meeting was ended and these minutes drafted. Having been read, these minutes were approved by the shareholders present, who authorized their publication without signatures, pursuant to art. 130, paragraph 2 of Law No. 6,404/76. (/s/ Alex Waldemar Zornig, Chairman; Daniella Geszikter Ventura, Secretary; Allan Kardec de Melo Ferreira, representing the Fiscal Council; Telemar Norte Leste S.A., represented by Daniella Geszikter Ventura).

Conforms to the original recorded in the Company’s own books.

Rio de Janeiro, February 27, 2012.

Daniella Geszikter Ventura

Secretary

COARI PARTICIPAÇÕES S.A.

Minutes of the Extraordinary Shareholders’ Meeting

February 27, 2012